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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of Seagate Software, Inc. of our report dated July 17, 1998, except for the second paragraph of the Summary of Significant Accounting Policies footnote, as to which the date is April 8, 1999, with respect to the consolidated financial statements and schedule of Seagate Software, Inc. included in its Annual Report (Form 10-K/A for the year ended July 3, 1998) filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP


San Jose, California

July 20, 1999